Exhibit 32.2
CERTIFICATION
In connection with the quarterly report on Form 10-Q of Crumbs Bake Shop, Inc. (the “Company”) for the period ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John D. Ireland, Chief Financial Officer of the Company, hereby certifies as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of his knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 11, 2011

/s/ John D. Ireland
John D. Ireland
Chief Financial Officer (principal financial officer)